VOTING AGREEMENT
VOTING AGREEMENT (this “Agreement”), dated as of May 17, 2019, among BrightSphere Investment Group plc, a company organized under the laws of England and Wales (the “Company”), and Paulson & Co. Inc., a Delaware corporation (on behalf of the funds and accounts managed by it and its affiliates, the “Shareholder”).
WHEREAS, the Company intends to restructure its corporate group and change the jurisdiction of the Company from the United Kingdom to Delaware through an exchange of ordinary shares held by each of the shareholders of the Company for shares of common stock of BrightSphere Investment Group Inc., a Delaware corporation and subsidiary of the Company (the “Redomestication Transaction”).
WHEREAS, the Company has requested Shareholder, and Shareholder has agreed, to enter into this Agreement with respect to all ordinary shares of the Company (“Shares”) now or hereafter “beneficially owned” by Shareholder.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
VOTING AGREEMENT; GRANT OF PROXY
Section 1.01 Voting Agreement. Shareholder shall (i) appear at each meeting of the shareholders of the Company or otherwise cause all of the Shares beneficially owned at such time by Shareholder to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted all Shares beneficially owned at such time by Shareholder for the Redomestication Transaction and any actions in furtherance thereof at any meeting of the shareholders of the Company at which the Redomestication Transaction or other related agreements are submitted for the consideration and vote of the shareholders of the Company. The Company acknowledges that other than as set forth in this Section 1.01, Shareholder may vote on any matter submitted for the consideration and vote of the shareholders of the Company in its sole discretion.
Section 1.02 Irrevocable Proxy. Shareholder hereby revokes any and all previous proxies granted by Shareholder with respect to Shares beneficially owned by it as of the date of this Agreement. By entering into this Agreement, Shareholder hereby irrevocably grants a proxy appointing, until the termination of this Agreement in accordance with Section 5.03, the Company as Shareholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Shareholder’s name, to vote, or grant a written consent with respect to, any Shares beneficially owned by Shareholder in the manner contemplated by Section 1.01 (and subject to the scope of such proxy described in Section 1.01) if and only if Shareholder (i) fails to vote or (ii) attempts to vote such Shares in a manner inconsistent with Section 1.01. The proxy granted by Shareholder pursuant to this Section 1.02 is irrevocable and is granted in consideration of the Company pursuing the Redomestication Transaction.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to the Company that:

Section 2.01 Authorization. This Agreement has been duly authorized, executed and delivered by Shareholder. Shareholder has full right, power, authority and capacity to execute this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding agreement of Shareholder and, assuming this Agreement constitutes a valid and binding agreement of the Company, is enforceable against Shareholder, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.
Section 2.02 Non-Contravention. The execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby by Shareholder do not and will not (i) violate the charter or by-laws or other organizational instrument of Shareholder (ii) violate any applicable law or any order, writ or decree of any government or court having jurisdiction over Shareholder or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Shareholder is entitled under any provision of any agreement or other instrument binding on Shareholder.
Section 2.03 No Other Voting Agreements. None of the Shares beneficially owned by Shareholder are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares (except as established hereby) in connection with the Redomestication Transaction or that would otherwise have the effect of preventing or disabling Shareholder from performing in any material respect any of its obligations under this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Shareholder that:
Section 3.01 Authorization. This Agreement has been duly authorized, executed and delivered by the Company. The Company has full right, power, authority and capacity to execute this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding Agreement of the Company and, assuming this Agreement constitutes a valid and binding agreement of Shareholder, is enforceable against the Company, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.
Section 3.02 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the charter or by-laws or other organizational instrument of the Company (ii) violate any applicable law or any order, writ or decree of any government or court having jurisdiction over the Company or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding on the Company.
ARTICLE 4
COVENANTS OF SHAREHOLDER
Shareholder hereby covenants and agrees that:
Section 4.01 No Proxies for or Encumbrances on Shares. Shareholder shall not, without the prior written consent of the Company, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares in connection with the Redomestication Transaction, or (ii) create or permit to exist any lien that could prevent Shareholder from voting the Shares beneficially owned by him in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02 Disclosure. Shareholder hereby consents to and authorizes the publication and disclosure by the Company in any press release or in the Proxy Statement for the Redomestication Transaction or other disclosure document required in connection with the Redomestication Transaction or the transactions contemplated thereby, of Shareholder’s identity, the nature of Shareholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such publication or disclosure. As promptly as practicable, Shareholder shall notify the Company of any required corrections with respect to such information previously supplied by Shareholder to the Company hereunder, if and to the extent Shareholder becomes aware that any such information shall have become false or misleading in any material respect.
ARTICLE 5
MISCELLANEOUS
Section 5.01 Definitional and Interpretative Provisions.
(a) The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
(b) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
Section 5.02 Further Assurances. The Company and Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law, to consummate and make effective the transactions contemplated by this Agreement.
Section 5.03 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall automatically terminate upon the earliest to occur of (i) the consummation of the Redomestication Transaction, (ii) a resolution by the Board of Directors of the Company not to proceed with the Redomestication Transaction and (iii) failure of the shareholders of the Company to vote to approve the Redomestication Transaction at a meeting of the shareholders held for such purpose. This Agreement shall terminate immediately upon the election of the Shareholder if (i) the Redomestication Transaction submitted for the consideration and vote of the shareholders of the Company contains terms materially different than the terms provided in the most recent Form S-4 Registration Statement for BrightSphere Investment Group Inc. on file with the Securities and Exchange Commission on the date hereof and such revised terms have a material adverse impact on the Shareholder or (ii) the Board of Directors of the Company elects to delay the date of the meeting of the shareholders of the Company at which the shareholders will consider the Redomestication Transaction by more than ninety (90) days from the date set forth in the final Proxy Statement provided to shareholders with respect to the Redomestication Transaction. Notwithstanding the foregoing the termination of this Agreement shall not relieve any party of liability for any intentional and material breach prior to such termination. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto.
Section 5.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that the Company may transfer or assign its rights and obligations to any affiliate of the Company.
Section 5.05 Governing Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws rules thereof. The parties irrevocably consent to service of process by any means available under NY law and consent to the exclusive, both personal and subject-matter, jurisdiction and venue of any federal or state court sitting in the Borough of Manhattan in the State of New York and irrevocably waive the right to object to such venue of any such court on the grounds that such forum is inconvenient. To the extent that in any jurisdiction any party may now or hereafter claim or be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each party irrevocably agrees, to the extent permitted by law, not to claim, and it hereby waives, such immunity in connection with any contractual dispute with respect to this letter agreement. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Section 5.07 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 5.08 Specific Performance. The parties hereto agree that irreparable damage could occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity (without a requirement for posting of a bond in connection therewith). Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees to waive any requirement for security or posting of any bond in connection with such remedy.
Section 5.09 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the sole and entire agreement of the Shareholder and the Company with respect to the subject matter contained herein, and supersedes all prior and contemporaneous agreements with respect to such subject matter. This Agreement is for the sole benefit of and may be enforced solely by the Company, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the Company) any legal or equitable right, benefit or remedy of any nature whatsoever.
Section 5.10 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares beneficially owned by Shareholder. All rights, ownership and economic benefits of and relating to such Shares shall remain vested in and belong to Shareholder, and the Company shall not have any authority to direct the Shareholder in the voting or disposition of such Shares except as otherwise provided herein.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Paulson & Co. Inc.

By:_/s/ Michael Waldorf________
Name: Michael Waldorf
Title: Partner and Senior Counsel

BrightSphere Investment Group plc

By:_/s/ Suren Rana_______________
Name: Suren Rana
Title: Chief Financial Officer